UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 28, 2008

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6725 Mesa Ridge Road, Suite 100, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2008 Annual Meeting of Stockholders held on May 28, 2008, the stockholders of ADVENTRX Pharmaceuticals, Inc. (the "Company") approved the Company’s 2008 Omnibus Incentive Plan (the "Plan"). The Company’s Board of Directors (the "Board") adopted the Plan on March 31, 2008, subject to stockholder approval at the Annual Meeting.

The Plan authorizes the issuance of up to 15,400,000 shares of the Company’s common stock, less one (1) share of common stock for every one (1) share of common stock that was subject to a stock option or stock appreciation right ("SAR") granted after December 31, 2007 under our 2005 Equity Incentive Plan (the "Prior Plan") and 1.2 shares of common stock for every one (1) share of common stock that was subject to an award other than an option or SAR granted after December 31, 2007 under the Prior Plan. Any shares of common stock that are subject to options or SARs granted under the Plan shall be counted against this limit as one (1) share of common stock for every one (1) share of common stock granted. Any shares of common stock that are subject to awards other than options or SARs granted under the Plan shall be counted against this limit as 1.2 shares of common stock for every one (1) share of common stock granted. The Plan replaces the Prior Plan and no awards will be granted under the Prior Plan after May 28, 2008.

Subject to the reservation of authority by the Board to administer the Plan, the Plan will be administered by the compensation committee of the Board (the "Committee"). The Committee, in its discretion, selects the persons to whom awards may be granted, determines the type of awards, determines the times at which awards will be made, determines the number of shares subject to each such award (or the dollar value of certain performance awards), and determines the other terms and conditions relating to the awards.

Options, SARs, restricted stock awards, restricted stock unit awards, performance awards and other share-based awards may be granted under the Plan. Options may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or nonstatutory stock options. Awards may be granted under the Plan to any employee, non-employee member of the Board, consultant or advisor who is a natural person and provides services to the Company or a subsidiary of the Company, except for incentive stock options, which may be granted only to employees of the Company. The Plan will expire on May 28, 2018 except with respect to awards then outstanding, and no further awards may be granted thereafter.

A more detailed summary of the Plan is set forth in the section entitled "Proposal 3 - Approval of the Company’s 2008 Omnibus Incentive Plan" of the Company’s definitive proxy statement on Schedule 14A for the 2008 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 16, 2008. The foregoing summary of the Plan and the more detailed summary set forth in the Company’s proxy statement are qualified in their entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

June 2, 2008	By:	/s/ Patrick L. Keran

Name: Patrick L. Keran
Title: Vice President, Legal

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Exhibit Index

Exhibit No.	Description

10.1	ADVENTRX Pharmaceuticals, Inc. 2008 Omnibus Incentive Plan